SECOND AMENDMENT TO
PROJECT CONSULTING AND MANAGEMENT AGREEMENT

This Second Amendment to Project Consulting and Management Agreement (this "Amendment") is made as of December 29, 2000, by and between DOVER DOWNS, INC., a Delaware corporation ("Owner") and CAESARS WORLD GAMING DEVELOPMENT CORPORATION, a Nevada corporation ("Operator").

RECITALS

    A. Owner and Operator are parties to that certain Project Consulting and Management Agreement dated May 10, 1995 as amended by the First Amendment dated October 25, 1996 (the "Agreement"), pursuant to which, inter alia, Owner hired Operator to provide certain consulting and management services with respect to the construction of certain gaming facilities and operation of certain Gaming Activities within the Project (as such terms are defined in the Agreement or amended in this Amendment) at the Dover Downs racetrack facility owned by Owner and located in Dover, Delaware. Capitalized terms used herein without definition have the meanings given to them in the Agreement.

    B.     The Project described in the Agreement contained 1,000
Gaming Devices. Owner has increased the number of Gaming Devices to 2,000 (the "Second Expansion").

    C. On or after August 1998, a dispute arose between Owner and Operator regarding the number of Gaming Devices and the appropriate amount of the percentage of Owner's pre-tax accounting income due to Operator as the Management Fee under Section 8.2 of the Agreement as amended ("the Dispute").

    D. On or after July 26, 1999, Operator submitted the Dispute to the American Arbitration Association ("the AAA") pursuant to Article
22 of the Agreement ("the Arbitration"). The Arbitration is presently pending before the AAA as Caesars World Gaming Development Corp. and Dover Downs, Inc. 14 181 00220 99 C/K, Philadelphia Office.

    E. Owner and Operator have now determined to resolve the Dispute by entering into this Amendment and to clarify and amend the Agreement hereby.

    F. The parties desire to adjust the compensation paid to Operator and make certain other modifications to the Agreement as set forth herein.

    NOW THEREFORE, for and in consideration of the premises, the mutual agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. Amendment. The Agreement is hereby amended as follows:

    (a) Second Expansion. Owner and Operator agree that the term "Project" and all other defined terms used in the Agreement, for all purposes with respect to all provisions of the Agreement, shall be deemed amended to mean and include the Second Expansion and any Future Expansions (as defined below).

    (b) Future Expansions. The terms of the Agreement, as amended by this Amendment, shall also extend to any increases in the number of Gaming Devices beyond 2000, if permitted by new legislation (the
"Future Expansions").

    (c) Compensation. Article 8 is amended and restated in its entirety as follows effective January 1, 2001:

    "Article 8.   Operations Management Fee.

    8.1 During the Term of this Agreement, Operator shall be paid an operations Management Fee (the "Management Fee"). This Management Fee for each Fiscal Year shall be equal to pre-tax accounting income determined in accordance with Generally Accepted Accounting
Principles ("GAAP") before actual interest expense associated with capital expenditures and less an annual deduction calculated as provided in 8.2 (the "Allowed Deduction"). Such fee shall be due and payable monthly in arrears. The Management Fee shall be adjusted quarterly based on actual reported results for each such Fiscal Quarter. A partial Fiscal Year at the beginning and end of this Agreement shall result in a proration of the Management Fee or the Allowed Deduction as applicable.

    8.2 The Allowed Deduction, as defined in Section 1.30 of Exhibit A of the Agreement, shall be deemed amended to be $885,000.00 effective as of January 1,2001, plus the "Additional Amount" calculated as follows:

              Additional = .0538 x Capital Expenditures Amount

where Capital Expenditures shall be slot loads plus capital expenditures incurred with respect to any Future Expansions, as determined in accordance with GAAP. With respect to each Expansion, the Additional Amount shall be added to the Allowed Deduction after the opening date associated with such Expansion. The parties acknowledge that the Project and any Future Expansion will not encompass the hotel currently under construction by Owner and that Capital Expenditures referred to in Section 8.2 will not extend to the hotel or any of Owner's future non-gaming activities or facilities.

    8.3    Expansion Consulting Expenses.

              8.3.1 Operator shall not be paid a consulting fee for the Second Expansion.

    8.4    Access to Owner's Information.

              Owner shall provide Operator with any information reasonably requested to determine the amount of Interest Expense or any other information necessary to determine the basis of the Management Fee."


    2.     Past Management Fee Dispute:

           (a) Operator accepts the sum of $3,000,000.00 in full satisfaction of any claim for underpayment of the Management Fee for all periods prior to January 1, 2001. Owner agrees to the wire transfer of such amount upon the execution hereof by all parties.

           (b) The parties agree to dismiss with prejudice the Arbitration with each party to bear its own costs and expenses (including legal fees) associated therewith.

    3. Support Services. Owner is constructing a hotel and entertainment complex which is not part of the Project but with respect to which Owner has requested certain expertise from Operator. Operator shall use its best efforts to provide Owner with access to Operator's senior management officer to be designated by Operator who will determine the appropriate individuals within Operator's organization to assist in developing marketing programs and other synergies between Owner's non-gaming facilities and Operator's management of the Project and the Gaming Activities.

    4. Owner's Representation and Warranties. Owner represents and warrants to Operator as follows:

           (a) All representations and warranties made and given by Owner in the Agreement are true, accurate and correct as if made on the date of this Amendment with respect to the Agreement and the Amendment.

           (b) No Default or Event of Default by Owner or, to Owner's knowledge, by Operator has occurred and is continuing under the Agreement, and no event has occurred and is continuing which, with notice or the passage of time or both, would be a Default or an Event of Default. Without limiting the generality of the foregoing, Owner acknowledges Operator's present ownership by Park Place Entertainment Corporation ("PPE") in no way constitutes a Default or Event of Default by Operator. Further, Owner agrees that such ownership by PPE does not require the consent of either party under Section 15 of the Agreement.

           (c) The making, execution, delivery and performance of this Amendment by Owner has been duly authorized and approved by all requisite action of the Board of Directors of Owner, and this Amendment has been duly executed and delivered by Owner and constitutes a valid and binding obligation of Owner, enforceable in accordance with its terms.

    5. Operator's Renresentation and Warranties. Operator represents and warrants to Owner as follows:

       (a) All representations and warranties made and given by Operator in the Agreement are true, accurate and correct as if made on the date of this Amendment with respect to the Agreement and the Amendment.


       (b) No Default or Event of Default by Operator or, to Operator's knowledge, by Owner has occurred and is continuing under the Agreement, and no event has occurred and is continuing which, with notice or the passage of time or both, would be a-Default or an Event of Default.

       (c) The making, execution, delivery and performance of this Amendment by Operator has been duly authorized and approved by all requisite action of the Board of Directors of Operator, and this Amendment has been duly executed and delivered by Operator and constitutes a valid and binding obligation of Operator, enforceable in accordance with its terms.

    6. Incorporation. This Amendment, including the recitals hereto, shall form a part of the Agreement, and all references to the Agreement therein shall mean that document as hereby amended and modified.

    7. No Prejudice: Reservation of Rights. Except as provided herein, this Amendment shall not prejudice any rights or remedies of either Owner or Operator under the Agreement existing as of the date hereof.

    8. No Impairment. Except as specifically hereby amended, the Agreement shall remain unaffected by this Amendment and the Agreement shall remain in full force and effect.

    9.      Intepration. The Agreement, as amended by this Amendment:
(a) constitutes and integrated agreement; (b) supersedes all oral negotiations and prior and other writings with respect to its subject matter; and (c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth therein and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Amendment and those of the Agreement, the terms, conditions and provisions of this Amendment shall prevail.

    10. Miscellaneous. This Amendment may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any arbitrator determines any provision of this Amendment to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as thought the invalid, illegal or unenforceable portion had never been a part of this Amendment. This Amendment shall be governed by laws of the State of Delaware, without regard to the choice of law rules of that State.

    11. Notices. Section 23.3 of the Agreement, as to Operator, is amended as follows:

  If to Operator:       Caesars World Gaming Development Corp.
                        Park Place Entertainment Corporate Offices
                        3930 Howard Hughes Parkway Las Vegas, Nevada 89109
                        Attn: Wallace R. Barr, President
                        Telephone: (609) 340-2102 or (702) 699-5107
                        Fax: (609) 340-2410

  with a copy to:       Park Place Entertainment Corporation-East Region
                        Park Place and the Boardwalk
                        Atlantic City, New Jersey 08401
                        Attn: Bernard DeLury, Jr.,
                        Senior VP & General Counsel
                        Telephone: (609) 340-2820
                        Fax: (609) 340-2410

  If to Owner:          Dover Downs, Inc.
                        1131 North DuPont Highway
                        Dover, Delaware 19901
                        Attn: Denis McGlynn, President & CEO
                        Telephone: (302) 857-3200
                        Fax: (302) 734-3142

  with a copy to:       Dover Downs, Inc.
                        2200 Concord Pike, 14th Floor
                        Wilmington, Delaware 19803
                        Attn: Klaus M. Belohoubek, VP & General Counsel
                        Telephone: (302) 426-2806
                        Fax: (302) 426-3555

IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment to Project Consulting and Management Agreement as of the date first above-written.

                                   OWNER:
                                   DOVER DOWNS, INC., a
                                   Delaware corporation



                                   By: /s/ Denis McGlynn
                                   Denis McGlynn
                                   President


                                   OPERATOR:
                                   CAESARS WORLD GAMING DEVELOPMENT
                                   CORPORATION, a Nevada corporation



                                   By: /s/ Wallace R. Barr
                                   Wallace R. Barr
                                   President